AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment ("Amendment") dated as of September 30, 1999 is between BE Aerospace, Inc., a Delaware corporation (the "Company") and Robert J. Khoury ("Khoury"). The parties agree as follows:

     1. REFERENCE TO AGREEMENT: DEFINITIONS. Reference is made to an Employment Agreement dated as of May 29, 1998, as amended by Amendment No. 1 dated as of November 12, 1998, between the Company and Khoury (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

     2. AMENDMENTS TO AGREEMENT. The Agreement is amended as follows, effective as of the date first written above:

     2.1 AMENDMENT TO SECTION 3. Section 3 is hereby amended to read as follows:

     "3. TERM. Executive shall provide to the Company services hereunder during the term of this Agreement which, unless otherwise terminated pursuant to the provisions of Article 5 hereof, shall be the period ending on the later of (i) May 28, 2003, or, (ii) three (3) years from any date as of which the term is being determined (the 'Employment Term"). The date on which the Employment Term ends, including any extensions thereof, is sometimes hereinafter referred to as the "Expiration Date"."

     2.2 AMENDMENT TO SECTION 5.3. The last sentence of Section 5.3 is hereby amended to read as follows:

                  "In addition, Executive and his spouse, for as long as they each may live, shall be entitled to all medical, dental and health benefits available from time to time to the Company's executive officers and their spouses, respectively, and the Executive and his spouse, for as long as they each may live, shall be entitled to the benefits available under the Company's executive medical reimbursement plan in effect as of December 31, 1998 and this provision shall survive the termination or expiration of this Agreement for any reason."

     2.3 Section 7.1 of the Agreement is hereby amended to read as follows:

     "7.1 TERMINATION DATE/VOLUNTARY TERMINATION PRIOR TO CHANGE OF CONTROL.


          (i) The term "Termination Date" shall mean the earlier of (a) the Expiration Date, or (b) the date on which the Executive's employment with the Company terminates for any reason prior to the Expiration Date.

          (ii) If the Executive voluntarily resigns prior to the occurrence of a Change of Control, and prior to the Expiration Date, then the Executive shall receive payment of his unpaid Salary through the Termination Date, the Retirement Compensation shall become due pursuant to Sections 7.6 and 7.7 hereof, and the Severance Pay shall become due pursuant to Section 7.5 hereof. In addition, the Executive and his spouse shall be entitled to a continuation of their medical, dental and health benefits pursuant to the last sentence of
Section 5.3 hereof."

     2.4 Amendment to Section 7.3. Clause (ii) of Section 7.3 is hereby amended to read as follows:

          "(ii) until the Expiration Date, (a) pay to Executive or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate, two (2) times the highest annual Salary paid to the Executive prior to the Termination Date, (b) continue to provide Executive with the disability insurance and life insurance coverage, in the same amounts and upon the same terms and conditions provided pursuant to Section 5.3 hereof immediately prior to the Termination Date, (c) reimburse the Executive for business expenses in the same manner and to the same extent required pursuant to Section 5.4 hereof prior to the Termination Date, including without limitation the reimbursement of travel expenses and other travel benefits as were afforded to Executive under the Company's policy regarding Authorization and Limitation on Officer Travel as in effect in December 1998, and (d) continue to provide the Executive with the automobile allowance provided pursuant to
Section 5.5 hereof immediately prior to the Termination Date."

     2.5 Amendment to Sections 7.4 and 7.5. Sections 7.4 and 7.5 of the Agreement are hereby amended in their entirety to read as follows:

     "7.4 Change of Control.


          (a) If a "Change of Control" of the Company occurs during the Employment Term, and the Executive's employment with the Company is terminated for any reason (other than by reason of the Executive's death pursuant to Section 7.2 or incapacity pursuant to Section 7.3) after the Change in Control, then the Company or its successors in interest shall:

                        (i) Within thirty (30) days after the Termination Date, pay to the Executive, (or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, the Executive's estate) a lump sum payment equal to the sum of: (a) the unpaid Salary, at the rate in effect on the Termination Date, payable to the Executive through the Expiration Date, (b) the unpaid amount of any bonuses declared to be payable to the Executive for any fiscal periods of the Company ending prior to the Termination Date, (c) an amount equal to two (2) times the Salary, determined at the highest rate that was in effect at any time from the 180 day period preceding the Change of Control until the Termination Date (the "Highest Salary"), that would have been payable for the period from the Termination Date through the Expiration Date, and (d) an amount equal to two (2) times the Executive's Highest Salary, which lump sum shall not be prorated and shall be paid in addition to the Retirement Compensation payable under (ii) of this
Section 7.4, the Salary and benefits payable under (iii) of this Section 7.4, and any Severance Pay payable pursuant to Section 7.5 hereof;

                        (ii) pay to Executive (or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate) a lump sum payment equal to the annual Retirement Compensation that would have been payable to the Executive pursuant to Section
7.6 hereof if he had continued to be employed by the Company until May 28, 2003;

                       (iii) until the xpiration Date, (a) pay to Executive (or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate) two (2) times Executive's Highest Salary, (b) provide Executive with continued life insurance and disability insurance coverage in the same amounts and upon the same terms and conditions as in effect on his Termination Date, or if greater, as those provided immediately prior to the Change of Control, (c) reimburse Executive for business expenses in the same manner and to the same extent required pursuant to Section 5.4 hereof prior to the Termination Date, or if greater, to the extent provided immediately prior to the Change of Control, including without limitation, the reimbursement of travel expenses and other travel benefits as were afforded to Executive under the Company's policy regarding Authorization and Limitation on Officer Travel as in effect in December 1998, (d) continue to provide Executive with the automobile allowance provided pursuant to Section 5.5 hereof as of the Termination Date, or if greater, as provided immediately prior to the Change in Control, and (e) reimburse the Executive for the reasonable costs of leasing and operating an office at a location selected by Executive that is outside of the Company's office, including without limitation, the cost of a full-time assistant;

                      (iv) continue to provide to Executive and his spouse, for their respective lifetimes, substantially the same medical, dental and health benefits, and on substantially similar terms, as the Executive and his spouse were receiving as of the Termination Date, or if greater, as they were receiving immediately prior to the Change of Control;

                      (v) provide that any stock options granted Executive that would not vest on or prior to the effective date of the Change of Control shall be exercisable immediately upon the execution of any agreement that would constitute a Change in Control (regardless of whether such agreement is consummated), and such stock options shall continue to be exercisable until the later of their expiration date or the date on which shares of the Company are no longer traded as such; and

                     (vi) pay to Executive the amount of any Gross-Up Payment payable by the Company to the Executive under Section 7.8 hereof.

           (b)      For purposes of this Agreement, a "Change of Control" means:

                     (i) The entering into of any agreement relating to a transaction or series of related transactions involving the ownership of the
Company  that  requires  a  shareholder   vote  for  the  consummation  of  such
transaction;

                    (ii) Individuals who, as of September 30, 1999 (the "Effective Date") constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                     (iii) The acquisition (other than from the Company)by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of 25% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries; or

                      (iv) The sale or other disposition by the Company of 25% or more of the value of its assets to any person or entity that is not controlled by the Company.

                  7.5 Severance Pay. If the Executive's employment hereunder is terminated for any reason, other than the Executive's death pursuant to Section
7.2 hereof, or the Executive's incapacity pursuant to Section 7.3 hereof, then within thirty (30) days after the Executive's Termination Date, the Company shall pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate) a lump sum amount equal to the Executive's annual Salary in effect as of the Termination Date, which lump sum shall not be pro-rated. The obligations of the Company pursuant to this Section 7.5 shall survive any termination of this Agreement or the Executive's employment as aforesaid, and shall be in addition to any amounts payable to the Executive pursuant to Section 7.4 hereof in the event of a Change of Control of the Company."

         3. Miscellaneous. Except as amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.


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         IN WITNESS  WHEREOF,  the parties hereto have hereunto set their hands, as of the date first written above.

                                ROBERT J. KHOURY



                                BE AEROSPACE, INC.